As of April 30, 2010, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity
Charles Schwab & Co., Inc.
Aberdeen Global Small Cap Fund	27.9%

Charles Schwab & Co., Inc.
Aberdeen Natural Resources Fund	34.4%

Charles Schwab & Co., Inc.
Aberdeen Global Financial Services Fund	40.3%

Merrill Lynch, Pierce, Fenner & Smith
Aberdeen Optimal Allocation Fund: Moderate  26.7%

Merrill Lynch, Pierce, Fenner & Smith
Aberdeen Optimal Allocation Fund: Moderate Growth  27.7%

Merrill Lynch, Pierce, Fenner & Smith
Aberdeen Optimal Allocation Fund: Growth  27.0%

Merrill Lynch, Pierce, Fenner & Smith
Aberdeen Optimal Allocation Fund: Specialty  39.2%

Strafe Co.
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund  98.2%

National Financial Services LLC
Aberdeen Emerging Markets Fund	32.6%

Pershing LLC
Aberdeen Emerging Markets Fund	26.4%

National Financial Services LLC
Aberdeen Global Fixed Income Fund  26.5%


As of April 30, 2010 the following persons or entities no longer own more than 25% of a funds voting security.

Person/Entity
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Global Utilities Fund  26.2%

Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Health Sciences Fund  28.1%

Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Technology and Communications Fund  46.5%